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Exhibit 99.1

Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders of
Public Safety Group, Inc.

        We have audited the accompanying balance sheets of Public Safety Group, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Safety Group, Inc. as of December 31, 2003 and 2002, and the results of its operations and cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States.

May 28, 2004
Minneapolis, Minnesota

Public Safety Group, Inc.

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,628	$2,680
Accounts receivable	50,217	50
Advances to stockholders	233,184	136,623
Prepaid expenses	551	—

Total current assets	296,580	139,353
EQUIPMENT, FURNITURE AND FIXTURES—at cost, less accumulated depreciation	5,555	1,485

	$302,135	$140,838

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Notes payable	$503,836	$644,778
Accounts payable	77,823	85,356
Accrued liabilities	101,125	95,312
Deferred revenue	105,944	17,402

Total current liabilities	788,728	842,848
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock—authorized, 2,000,000 shares of $.01 par value; issued and outstanding 781,130 and 781,250 shares, respectively	7,811	7,813
Additional contributed capital	42,840	50,677
Accumulated deficit	(537,244)	(760,500)

	(486,593)	(702,010)

	$302,135	$140,838

The accompanying notes are an integral part of these financial statements.

Public Safety Group, Inc.

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2003	2002
Revenues
License fees	$821,084	$220,308
Maintenance fees	114,577	15,904
Technical support and other services	—	13,750

	935,661	249,962
Costs and other expenses
Selling and marketing expense	601,970	254,608
General and administrative expense	57,269	47,621
Research, development and engineering	3,024	4,194

	662,263	306,423

Operating profit (loss)	273,398	(56,461)
Other income (deductions)
Interest expense	(50,244)	(61,846)
Sundry	102	669

	(50,142)	(61,177)

NET EARNINGS (LOSS)	$223,256	$(117,638)

The accompanying notes are an integral part of these financial statements.

Public Safety Group, Inc.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

Years ended December 31, 2003 and 2002

	Common Stock
			Additional Contributed Capital	Accumulated Deficit
	Shares	Amount			Total
Balance, December 31, 2001	1,000	$10	$990	$(642,862)	$(641,862)
Sale of common stock to officers, employees and consultants at $0.01 per share	749,000	7,490	—	—	7,490
Sale of common stock to an investor at $1.60 per share	31,250	313	49,687	—	50,000
Net loss	—	—	—	(117,638)	(117,638)

Balance, December 31, 2002	781,250	7,813	50,677	(760,500)	(702,010)
Common shares redeemed in exchange for forgiveness of advance to stockholder	(120)	(2)	(7,837)	—	(7,839)
Net earnings	—	—	—	223,256	223,256

Balance, December 31, 2003	781,130	$7,811	$42,840	$(537,244)	$(486,593)

The accompanying notes are an integral part of this statement.

Public Safety Group, Inc.

STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2003	2002
Cash flows from operating activities:
Net earnings (loss)	$223,256	$(117,638)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation	1,132	515
Common stock issued for services	—	525
Change in assets and liabilities:
Accounts receivable	(50,167)	26,198
Prepaid expenses	(551)	2,470
Accounts payable	(7,533)	27,875
Accrued liabilities	5,813	17,630
Deferred revenue	88,542	16,471

Net cash provided by (used in) operating activities	260,492	(25,954)
Cash flows from investing activities:
Capital expenditures	(5,202)	(1,251)
Cash flows from financing activities:
Proceeds from note payable	—	40,000
Payments on notes payable	(140,942)	—
Advances to stockholders	(104,400)	(67,314)
Proceeds from issuance of common stock	—	56,965

Net cash provided by (used in) financing activities	(245,342)	29,651

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,948	2,446
Cash and cash equivalents, beginning of year	2,680	234

Cash and cash equivalents, end of year	$12,628	$2,680

The accompanying notes are an integral part of these financial statements.

Public Safety Group, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003 and 2002

NOTE A—THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        Public Safety Group, Inc. (the Company) incorporated on March 1, 2000, with operations in Winter Park, Florida. The Company provides wireless solutions for the public safety industry, government agencies and the private sector. The Company's wireless solutions allow law enforcement officers to access State and Federal databases over a wireless network.

Summary of Significant Accounting Policies

        A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.     Revenue Recognition

        Revenues from software licensing are recognized in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP No. 98-9. Accordingly, revenue from software licensing is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable.

        The Company enters into arrangements with end users for items, which may include software license fees, maintenance fees and services or various combinations thereof. For each arrangement, revenues will be recognized when evidence of an agreement has been documented, the fees are fixed or determinable, collection of fees is probable, delivery of product has occurred and no other significant obligations remain.

        Multiple-Element Arrangements: For multiple-element arrangements, each element of the arrangement will be analyzed and the Company will allocate a portion of the total fee under the arrangement to the elements using vendor specific objective evidence within the contract of each element. Vendor specific objective evidence is based on the price the customer is required to pay when the element is sold separately (i.e., software license fees charged when consulting or other services are not provided, hourly rates charged for consulting services when sold separately from a software license or usage fees). If vendor specific objective evidence of fair value does not exist for any undeliverable elements, all revenue will be deferred and recognized ratably over the service period if the undeliverable element is services, or until sufficient objective evidence of fair value exists or all elements have been delivered.

        License Revenues: Amounts allocated to license revenues are recognized at the time of delivery of the software and all other revenue recognition criteria discussed above have been met.

        Maintenance Revenues: Amounts allocated to maintenance revenues are recognized ratably over the contract period. Maintenance contract periods range from nine months to twenty four months. Maintenance contracts provide customers technical assistance and support and new or revised versions of software.

        Service Revenues: Revenues from services are comprised of consulting and implementation services. Services are generally separable from other elements under the arrangement since performance of the services is not essential to the functionality of any other element of the transaction. Revenues from services are generally recognized as the services are performed.

2.     Cash and Cash Equivalents

        Cash equivalents consist of certificates of deposit and all other liquid investments with original maturities of three months or less. The Company maintains its cash balances in a financial institution in Florida. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

3.     Accounts Receivable

        Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. At December 31, 2003 and 2002, the Company deemed all accounts receivable as collectible.

4.     Equipment, Furniture and Fixtures

        Equipment, furniture and fixtures are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated services lives of three to seven years using the straight-line method. Equipment, furniture and fixtures consisted of the following as of December 31:

	2003	2002
Computer equipment	$4,225	$1,276
Computer software	3,222	1,187
Furniture	218	—

	7,665	2,463
Less: accumulated depreciation	(2,110)	(978)

	$5,555	$1,485

5.     Advertising Expense

        The company expenses the costs of advertising as incurred. Advertising expenses for the years ended December 31, 2003, and 2002, were approximately $3,750 and $1,350, respectively.

6.     Research and Development Expenditures

        All costs related to development of new products are charged to expense as incurred. Such costs are required to be expensed until technological feasibility and proven marketability of the product are established.

7.     Income Taxes

        The Company elected in March 2000, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.

8.     Accounting for Stock-Based Compensation

        In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires expanded and more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results.

        The Company has not adopted a method under SFAS No. 148 to expense stock options but rather continues to apply the recognition and measurement provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for those plans. No stock-based employee compensation expense for options is reflected in net income for the fiscal years presented as all options granted under those plans had an exercise price equal to the market value of the underlying common stock at the date of grant. A pro forma effect table is presented in the Pro Forma Compensation Disclosure section of Note G, which assumes the fair value recognition provisions of SFAS No. 123 would have been adopted for all options granted.

9.     Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Significant estimates are made for such items as the valuation of stock options outstanding.

NOTE B—ADVANCES TO STOCKHOLDERS

        Advances to stockholders are non-interest bearing receivables and are due on demand.

NOTE C—ACCRUED LIABILITIES

        Accrued liabilities consisted of the following as of December 31:

	2003	2002
Interest	$89,364	$93,931
Other	11,761	1,381

	$101,125	$95,312

NOTE D—NOTES PAYABLE

        Notes payable consisted of the following as of December 31:

	2003	2002
Note payable	$503,836	$604,778
Due to reseller	—	40,000

	$503,836	$644,778

        The Company has a note payable with an investment firm. The loan had an original maturity date of June 1, 2003 and was extended by the Company until June 1, 2004, at which time the outstanding principal and all accrued interest is due and payable. Throughout the term of this agreement, the Company is required to make monthly principal payments equal to thirty percent of the Company's actual receipts from license fees during the preceding calendar month. The Company shall also pay all accrued interest on a monthly basis. The note is collateralized by certain personal and intangible property of the Company. Prior to the extension on June 1, 2003, interest accrued at the greater of 4% in excess of the rate established by Bank of America as its "prime rate" from time to time or 10% per annum. Subsequent to June 1, 2003, interest accrues at the rate of 2% in excess of the rate established by Bank of America as its "prime rate" from time to time.

        In December 2002, the Company borrowed $40,000, from a reseller agent. The entire amount was repaid in March 2003, along with interest of $500, in full satisfaction of this obligation.

NOTE E—COMMITMENTS AND CONTINGENCIES

        In June 2003, the Company was named as a defendant in a civil action initiated in the Superior Court Department in Hampden County, Commonwealth of Massachusetts by The Vince Group, Inc. (TVG). The case has since been removed to the United States District Court for the District of Massachusetts at the request of the Parties. The complaint claims that the Company is obligated to pay a percentage of certain of its revenues to TVG in consideration for a strategic business introduction allegedly made by an agent of TVG. The Company has denied the allegations and filed an answer in the litigation, and as of the date of this report the outcome of the litigation is pending. The claim is for an unspecified amount including actual damages, interest, and attorney's fees. Management believes that the claim is without merit and will be settled out of court for an amount that will not have a material adverse affect on the business, financial condition or operating results of the Company. The Merger Agreement (see Note J) provides that any liability or obligation generated by this litigation will be solely the responsibility of the former shareholders of PSG.

NOTE F—STOCKHOLDERS' DEFICIT

        On September 29, 2003, the Company entered into a settlement agreement with a former employee under which the employee returned 120 shares of common stock outstanding in exchange for the Company's forgiveness of an outstanding employee advance of $7,839.

        In January 2002, the Company sold 749,000 shares of common stock for $7,490 ($0.01 per share) to certain officers, employees and consultants of the Company. On February 20, 2002, the Company sold 31,250 shares of common stock to an unrelated party for $50,000 ($1.60 per share).

NOTE G—STOCK-BASED COMPENSATION

        Under agreements entered into on June 20, 2003, the Company has granted options to purchase an aggregate of 600,000 shares of common stock to various key employees. These options have an exercise price of $1.60 per share, vested immediately upon grant and have a remaining life of approximately 4.5 years as of December 31, 2003. These options were canceled in connection with the subsequent acquisition of the Company as discussed in Note J.

Summary Option Information

        The fair value of options granted to employees during 2003 was $1.14 per share. The fair value of each option is estimated as of the date granted using the Black-Scholes option-pricing model utilizing the same assumptions presented in the pro forma compensation disclosure section below.

Pro Forma Compensation Disclosure

        In December 2002, the Financial Accounting Standards Board (FASB) issued SFASB No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition SFAS No. 148 requires expanded and more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results.

        The Company has not adopted a method under SFAS No. 148 to expense stock options but rather continues to apply the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for those plans. No stock-based employee compensation expense for options is reflected in net earnings for the fiscal periods presented as all options granted under those plans had an exercise price equal to or higher than the market price of the underlying common stock at the date of grant.

        If compensation expense for the stock options granted in 2003 had been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, the Company's pro forma net loss and pro forma loss per share for the year ended December 31, 2003, would have been as follows:

Net earnings (loss)
As reported	$223,256
Pro forma	$(460,744)

        In determining the pro forma compensation cost of the options granted, the fair value of each grant was estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used to determine the fair value of each grant included the following:

Risk free interest rate	1.90%
Expected life of options (in years)	3
Expected dividends	—
Volatility of stock price	120%

NOTE H—FAIR VALUES OF FINANCIAL INSTRUMENTS

        The Statement of Financial Accounting Standards Board No. 107 "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires disclosure of the estimated fair value of an entity's financial instruments. Such disclosures, which pertain to the Company's financial instruments, do not purport to represent the aggregate net fair value of the Company. At December 31, 2003 and 2002, the carrying value of all material financial instruments, for which it is practicable to estimate the fair value, approximated fair value because of the short maturity of those instruments and rates available for similar instruments.

NOTE I—SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

	Years ended December 31,
	2003	2002
Cash paid for:
Interest	$54,810	$42,458

Non-cash transaction
Redemption of common stock in exchange for forgiveness of advance to stockholder	$7,839	$—

NOTE J—EVENTS OCCURRING SUBSEQUENT TO DECEMBER 31, 2003

        On March 30, 2004, all of the outstanding capital stock of the Company was acquired by a wholly-owned subsidiary of BIO-key International, Inc. ("BIO-key") pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). The shareholders of the Company received an aggregate of 2,416,108 shares of BIO-key common stock and $500,000 in cash. In addition, BIO-key assumed $600,000 in aggregate net liabilities of the Company. The Merger Agreement provides that any liability or obligation of the Company in excess of the $600,000 limitation will be solely the responsibility of the former shareholders of the Company. Additional earnout consideration may also be paid to the former shareholders of the Company based on the revenues attained by the Company during 2004 and 2005.

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Report of Independent Certified Public Accountants
Public Safety Group, Inc. BALANCE SHEETS
Public Safety Group, Inc. STATEMENTS OF OPERATIONS
Public Safety Group, Inc. STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) Years ended December 31, 2003 and 2002
Public Safety Group, Inc. STATEMENTS OF CASH FLOWS
Public Safety Group, Inc. NOTES TO FINANCIAL STATEMENTS December 31, 2003 and 2002